UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2024

Cassava Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41905	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SAVA	Nasdaq Capital Market
Warrants, exercisable for shares of Common Stock*	SAVAW	Nasdaq Capital Market

* In connection with the redemption of the Warrants on May 7, 2024, Nasdaq Stock Market LLC has filed a Form 25 relating to their removal from listing and deregistration under Section 12(b) of the Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously reported by Cassava Sciences, Inc. (the “Company” or “Cassava”), a shareholder derivative action (the “Action”)—captioned In re Cassava Sciences, Inc. 2020 Cash Incentive Plan Derivative Litigation, C.A. No. 2022-0737-MTZ (Del. Ch.)—was filed on August 19, 2022, purportedly on behalf of the Company, in the Court of Chancery of the State of Delaware, asserting claims under state fiduciary duty laws against certain named officers and members of the Company’s Board of Directors relating to the Company’s 2020 Cash Incentive Bonus Plan.

On May 28, 2024, the parties entered into a Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”) to resolve the Action. The Stipulation and exhibits thereto, including the proposed Notice of Pendency of Settlement of Class and Derivative Action (the “Notice”) and [Proposed] Scheduling Order with Respect to Notice and Settlement Hearing (the “Scheduling Order”), were filed in the Delaware Court of Chancery on May 28, 2024.  The Stipulation is subject to final approval by the Delaware Court of Chancery. The Stipulation, if finally approved, will cause the dismissal with prejudice of the Action.

On June 26, 2024, the Delaware Court of Chancery entered the Scheduling Order, which includes approval of the Notice.  Resolution of the Action is subject to approval from the Delaware Court of Chancery. The Delaware Court of Chancery set a final settlement hearing for September 9, 2024, at 3:15 p.m. ET in the Delaware Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

Pursuant to the Scheduling Order, a copy of the Notice (which includes, among other things, the proposed terms and conditions to resolve the Action) is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K and the Notice are also available on the Company’s website at cassavasciences.com/financial-information/sec-filings. This website address is included for reference only; the information contained on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.  The summary above is qualified in its entirety by reference to the Stipulation and the Notice.

Cautionary Note Regarding Forward-Looking Statements:

This report contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to statements regarding the proposed Stipulation and its consequences, if approved. These statements may be identified by words such as “proposed,” “subject to,” and “will” and other words and terms of similar meaning. Such statements are subject to a number of risks, uncertainties and assumptions, including, the risk that the Stipulation is not approved by the Delaware Court of Chancery. In light of such risks, uncertainties and assumptions, the forward-looking statements and events discussed in this report are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements.

9.01: Financial Statements and Exhibits

Exhibit No.	Description

99.1	Notice of Pendency of Settlement of Class and Derivative Action, filed in the Delaware Court of Chancery on May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASSAVA SCIENCES, INC.
a Delaware corporation

Date: July 18, 2024
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer